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                                                                   Exhibit 10(u)

                              CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT (this "Agreement") is made effective for all purposes and in all respects as of February 27, 2007, by and between P. H. GLATFELTER COMPANY, d/b/a Glatfelter, a Pennsylvania corporation, with headquarters at 96 South George Street, York, Pennsylvania (hereinafter referred to, together with its subsidiaries, as the "CORPORATION") and JOHN C. VAN RODEN, JR., who currently resides at Bryn Mawr, PA (hereinafter referred to as "CONSULTANT").

WHEREAS, the Corporation desires to engage Consultant to perform certain duties as shall be assigned to Consultant by the Corporation from time to time;

WHEREAS, Consultant desires to be so engaged by the Corporation; and

WHEREAS, the Corporation and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

      1. Duties of Consultant. Consultant shall perform such duties as shall be assigned to Consultant by the Corporation, including, but not limited to, those duties described in Schedule A attached hereto and made a part hereof, as it may be amended from time to time. Consultant agrees to perform its work in a prompt, efficiently and professional manner. Nothing contained herein shall require the Corporation to engage Consultant for a minimum number of hours or be deemed to be a guarantee to Consultant of a minimum number of hours of engagement by the Corporation. Consultant understands that the Corporation is free to discharge him at any time, with or without cause. Consultant warrants that all Services performed hereunder and all Work Product (as defined below) generated in connection therewith shall fully comply with all laws, regulations, statutes and ordinances. Additionally, Consultant will comply with all applicable rules, codes of conduct, policies, jobsite requirements, and procedures of the Corporation, which shall be provided to Consultant.

      2. Term of Engagement. The term of Consultant's engagement hereunder (the "Term") shall commence as of the date hereof continue until the Expiration Date in Schedule A or either the Corporation or Consultant shall provide thirty (30) days written notice to the other of its desire to terminate such engagement. Notwithstanding the foregoing, the termination of this Agreement for any reason shall not terminate or in any way affect Consultant's covenants and obligations set forth in sections 5, 6, 7 and 11 hereof.

      3. Compensation. Subject to compliance by Consultant with this Agreement, the Corporation shall pay Consultant the compensation specified in Schedule A. During the Term, the Corporation shall not be obligated, under any circumstances, to pay for, or keep in effect, any hospitalization, health, life or other insurance for the benefit of Consultant, to pay any employment or similar taxes, to make any tax withholdings or to provide any benefits that the Corporation provides to its employees.



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      4. Expenses Incurred. During the Term, the Corporation shall pay or promptly reimburse Consultant for certain reasonable travel, long-distance and cellular telephone and other business expenses paid or incurred by Consultant in connection with the performance of Consultant's duties hereunder (which expenses must be pre-approved by the Corporation or must be referenced on Schedule A with respect to particular services or tasks to be performed), upon presentation of expense statements, vouchers or other evidence of expenses providing the detail required by the Corporation.

      5. Treatment of Information.
            A. Consultant acknowledges that Consultant shall or may create, develop, become entrusted with, have access to, be making use of, viewing and adding to confidential information of a special and unique nature and value relating to such matters and information in any form (including, but not limited to, electronic, oral, written form or that has been gathered by inspection, devices, "know-how," methods, procedures, or technology) as the Corporation's trade secrets, systems, designs, methods, computer software programs, documentation, manuals, white papers, other confidential reports and communications and lists of and information relating to suppliers, customers and prospects ("Confidential Information"). Consultant further acknowledges that any information and materials received by the Corporation or the Consultant related to the Corporation's business, from third parties in confidence shall be included in the definition of Confidential Information. Consultant agrees that during the length of this Agreement, he will use Confidential Information only to perform his duties as a Consultant with Corporation. Consultant agrees that Consultant shall not directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Confidential Information to any third party. As any breach by Consultant of its covenants and agreements in this section may cause irreparable injury to the Corporation that cannot be redressed by the payment of monies, the Corporation shall be entitled to enjoin any such threatened or continuing violation. Consultant acknowledges that Corporation holds all right, title, and interest in and to all tangible and intangible incidents of the Confidential Information, including, without limitation, all trade secrets, copyrights, patent rights and derivative works pertaining thereto, and that this agreement conveys to Consultant only a limited right to use the Confidential Information in the course of performing this Agreement. Such right is fully revocable in accordance with the provisions of this Agreement. Consultant further agrees that, except for such right of use, it shall not assert any right, title, or interest in or to the Confidential Information and shall hold all Confidential Information in strict confidence.

            B. Confidential Information shall not include information which is or becomes publicly available without breach of (i) this Agreement, (ii) any other agreement or instrument to which the Corporation is a party or a beneficiary or (iii) any duty owed to the Corporation by Consultant or any third party; provided, however, that Consultant hereby acknowledges and agrees that if Consultant shall seek to disclose, divulge, reveal, report, publish, transfer or use any Confidential Information to any third party, Consultant shall bear the burden of proving that any such information shall have become publicly available without any such breach. Disclosure of Confidential Information shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency; provided, however, that (i) Consultant shall first have given prompt notice to the Corporation of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) the Corporation shall have been afforded a reasonable opportunity to prevent or limit any such disclosure. Consultant agrees to return all Confidential Information in Consultant's possession or under Consultant's control at the request of the Corporation or, in the absence of such a request, upon the termination of this Agreement.



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      6. Ownership of Information. Consultant covenants and agrees that all right, title and interest in any findings, letters, notes, memoranda, e-mails, reports, records, documents, inventions, writings, disclosures, discoveries, computer code, developments and improvements written, invented, made or conceived by Consultant in the course of or arising out of this Agreement (hereinafter referred to as "Work Product") shall remain the sole and exclusive property of Corporation and shall be a work made for hire. Consultant agrees to disclose all Work Product to the Corporation and agrees to execute any instruments and to do all other things reasonably requested by the Corporation (both during and after Consultant's engagement by the Corporation) in order to vest more fully in the Corporation all ownership rights in Work Product. Upon termination of this Agreement, for any reason, whether voluntary or involuntary, or earlier at the request of the Corporation, Consultant shall immediately return to the Corporation all documents and other property in my possession, custody, or control in whatever form that belong to the Corporation, whether or not such documents or other property contain Confidential Information. Consultant also will destroy all information pertaining to the business of the Corporation contained in electronic files that are located within any equipment to which Consultant will continue to have access after termination of my employment (for example, a home computer), and Consultant will certify in writing to that all of such information has been so destroyed.

      7. Indemnification. Consultant agree to indemnify the Corporation and pay all the Corporation's damages and all other costs associated with third party claims for intellectual property infringement of any kind based in whole or in part upon Work Product and for claims arising out of Consultant's negligent performance or actions under this Agreement. Consultant shall at its own expense defend any claim brought by others against the Corporation because the Consultant's performance or actions under the Agreement infringes on any third party's intellectual property.

      8. No Prior Agreements. Consultant represents that Consultant's performance under this Agreement do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Consultant in confidence, trust or otherwise prior to Consultant's engagement by the Corporation) to which Consultant is a party or by the terms of which Consultant may be bound. Consultant covenants and agrees that Consultant shall not disclose to the Corporation, or induce the Corporation to use, any such proprietary information, knowledge or data belonging to any previous employer (other than client); previous or current client, or others.

      9. Independent Contractor. Unless acting pursuant to a special delegation of authority (which specifically addresses Consultant's status) by the Chief Executive Officer or the Board of Directors, Consultant shall at all times be an independent contractor hereunder, and not as co-venturer, agent, employee or representative of the Corporation, and no act, action or omission to act of Consultant shall in any way be binding upon or obligate the Corporation. No change in Consultant's duties as a consultant of the Corporation shall result in, or be deemed to be, a modification of the terms of this Agreement. Consultant shall not be treated as an employee for Federal tax purposes. Unless otherwise agreed through a special delegation of authority, Consultant hereby represents and warrants to the Corporation that Consultant is an independent contractor for Federal, state and local tax purposes. Further, Consultant hereby covenants and agrees to pay any and all Federal, state and local taxes required by law to be paid by an independent contractor, including, without limitation, any taxes imposed by the Self Employment Contribution Act.



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      10. Non-Compete. In consideration of my being retained by the Corporation,
Consultant agrees that upon the termination of his employment and notwithstanding the cause of termination, he shall not compete with the business of the Company or its successors or assigns. Consultant also agrees that he shall not directly or indirectly, as an owner, officer, director, employee, consultant, or stockholder, engage in a business substantially similar or competitive to the business of the Company. This non-compete agreement shall extend only to the United States, and shall be in full force and effect for one year, commencing with the date of the termination of this Agreement.

      11. Governing Law and Venue. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the substantive laws of Pennsylvania without regard to its rules regarding conflicts of law. Any disputes that arise between the parties with respect to the performance of this contract shall be submitted to binding arbitration by the American Arbitration Association, to be determined and resolved by that Association under its rules and procedures in effect at the time of submission and the parties hereby that the location of the arbitration shall be York County, Pennsylvania. The arbitrator may use his or her discretion to award costs of the arbitration, as well as reasonable attorney fees to the prevailing party in the arbitration; otherwise the costs of the arbitration are to be borne equally by the parties, and each party shall be responsible for their own attorney fees and ancillary costs. The final arbitration decision shall be enforceable through any court in Pennsylvania whose jurisdiction includes York County.

      12. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and received by courier service (with proof of service) or certified or registered mail (return receipt requested, first-class postage prepaid), in the case of Consultant, to Consultant's address as shown on the Corporation's records, and, in the case of the Corporation, to its principal office.

      13. General. This Agreement contains the entire agreement and understanding by and between parties with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party intended to be bound. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and Consultant, and their respective successors. However, Consultant may not assign this agreement or any duties hereunder without the express written authorization of Corporation. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. Neither party shall be liable for the failure to perform its obligations under this Agreement due to events beyond such party's reasonable control including, but not limited to, strikes, riots, wars, terrorism, fire, acts of God or acts in compliance with any applicable law, regulation or order (whether valid or invalid) of any court or governmental body. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or shall be deemed a valid waiver of such provision at any other time.



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      IN WITNESS WHEREOF, the Corporation and Consultant have duly executed this
Agreement intending to be bound thereby. THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.



CORPORATION:                           CONSULTANT:
P.H. GLATFELTER COMPANY                JOHN C. VAN RODEN, JR.

By: /s/ William T. Yanavitch           /s/ John C. van Roden, Jr.
    __________________________         ____________________________

Its: Vice President HR and
     Administration
     _________________________




























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                                   SCHEDULE A
DATED: January___, 2007

Duties: From the Office of the Chief Executive Officer - Special Projects, the Consultant will consult with the officers and employees of the Company concerning matters relating to the execution of the timberlands monetization projects of the Company, and generally any matter or project arising out of the business affairs of the Company. Consultant will provide advisory guidance to the Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer as requested. Consultant will submit reports to and communicate primarily with George H. Glatfelter, II, Chief Executive Officer, and in his absence, John Jacunski, Chief Financial Officer, concerning the services rendered under this Agreement.

Specifically, the Consultant will work on the following projects:

   o Manage, coordinate and execute the timberlands monetization project for the Corporation;

   o Provide advice, guidance, plans, and recommendations for long-term strategic business needs consistent with the Corporation's vision, goals and values;

   o Outline the financial goals and parameters of potential asset sales of the company not specific to the timberland monetization initiatives including but not limited to the Neenah mill and property disposition;

   o Provide periodic progress reports to the Chief Executive Officer, Senior Executive Team and the Board of Directors; and

   o  Execute special long-term strategic business project work as assigned.

Successful completion of the projects will be measured by:

   o  As agreed upon per project by Corporation's Chief Executive Officer.

Deadlines:

   o As agreed upon per project by Corporation's Chief Executive Officer or Chief Financial Officer or their designee.

Fees and Payment Schedule:

   o $16,000 per month retainer to be paid at the end of each month, with initial retainer to be paid January 31, 2007.

   o Initial period for the work and the retainer is a twelve-month period subject to revocation by the Corporation with 30 days written notice.

   o Based upon the satisfactory execution of the projects and achievement of the financial goals as outlined by the Chief Executive Officer, a $50,000 performance bonus will be provided to Mr. Van Roden.

Reasonable travel expenses associated with assignments outside the Commonwealth of Pennsylvania will be reimbursed per Corporation's policy. Lodging and meals at the Yorktowne Hotel will be directly billed to the Corporation.

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AGREED TO BY:

Consultant:


/s/ John C. van Roden, Jr.
___________________________________
John C. van Roden, Jr.


On behalf of Corporation:


/s/ William T. Yanavitch
___________________________________

























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